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                                                                     Exhibit 3.1

                       AMENDED AND RESTATED ARTICLES OF
                                 INCORPORATION

                                      OF

                                AVENUE A, INC.



                               ARTICLE 1.  NAME

     The name of this corporation is Avenue A, Inc.

                              ARTICLE 2.  SHARES

2.1  Authorized Capital

     The total number of shares which this corporation (hereinafter also referred to as the "Corporation") is authorized to issue is 237,500,000, consisting of 200,000,000 shares of common stock having a par value of $.01 per share (hereinafter referred to as "Common Stock") and 37,500,000 shares of preferred stock having a par value of $.01 per share (hereinafter referred to as "Preferred Stock" or "preferred stock").

2.2  Issuance of Preferred Stock in Series

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

2.3  Dividends

     The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the

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Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

2.4  Redemption

     The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

2.5  Liquidation

     In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

2.6  Conversion

     Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.7  Voting Rights

     Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                      -2-
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2.8  Designation Of Rights And Preferences Of Series A Preferred Stock

     The Board of Directors of the Corporation hereby establishes a new series of preferred stock to be called "Series A Preferred Stock" consisting of 4,000,000 shares with the following rights, preferences and other terms:

1.   Dividends.
     ---------

     (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends, prior and in preference to any dividend on Common Stock, at the rate of $.05 per share of Series A Preferred Stock, per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares), whenever funds are legally available and when and if declared by the Board of Directors. The dividends shall be non-cumulative and non-accruing.

     (b) No dividends (other than those payable solely in Common Stock) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount set forth above per share of Series A Preferred Stock per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares) shall have been paid or declared and set apart during that fiscal year on the Series A Preferred Stock, and no dividends shall be paid on any share of Common Stock unless a dividend (including, for this purpose the amount of any dividends paid pursuant to the provisions of Subsection 1(a)) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

2.   Liquidation Preference.
     ----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $.83 per share then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on each such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series A Preferred Stock of the full preferential amounts due to such holders, then the entire assets and funds of the Corporation legally available for

                                      -3-
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distribution shall be distributed ratably among the holders of the Series A
Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

     (b) After payment has been made to the holders of the Series A Preferred Stock and the holders of any other class or series of preferred stock of the full amounts to which they shall be entitled as provided in Section 2(a), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by each.

     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2, but shall be subject to the provisions of Section 5 hereof.

3.   Voting Rights.
     -------------

     The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together as a single class, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     4.   Conversion Rights.  The holders of the Series A Preferred Stock shall
          -----------------
have the conversion rights as follows:

          (a) Right to Convert: Each share of the Series A Preferred Stock shall
              ----------------
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into one fully paid and nonassessable share of Common Stock (the "Series A Conversion Rate"), subject to adjustment as hereinafter provided.

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          (b)  Automatic Conversion.
               --------------------

               1.   Initial Public Offering.  Each share of Series A Preferred
                    -----------------------
Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Rate immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), (i) at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $5.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (ii) the aggregate proceeds to the Corporation (before deduction for underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which equal or exceed $5,000,000.

               2.   Stockholder Vote.  Each share of Series A Preferred Stock
                    ----------------
shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Rate upon the affirmative vote or written consent of holders of not less than two-thirds of the shares of Series A Preferred Stock outstanding at such time.

          (c) Mechanics of Conversion.  Before any holder of Series A Preferred
              -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) Adjustments to Conversion Prices for Combinations or Subdivisions
              -----------------------------------------------------------------
of Common Stock.  In the event that this Corporation at any time or from time to
---------------
time after the date of filing of this Designation shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire

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Common Stock, or shall effect a subdivision of the outstanding shares of Common
Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately and equitably decreased or increased, as appropriate.

          (e) No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

          (f) Certificates as to Adjustments.  Upon the occurrence of each
              ------------------------------
adjustment or readjustment of the Series A Conversion Rate pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Series A Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred Stock.

          (g) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Designation.

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          (h) Fractional Shares.  No fractional shares shall be issued upon the
              -----------------
conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          (i) Adjustments.  Except under the circumstances set forth in Section
              -----------
5 below (in which case this subsection (i) shall not apply), in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

     5.   Merger, Consolidation.
          ---------------------

          (a)  At any time, in the event of:

               1. a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

               2. any corporate reorganization in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

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               3.   a sale of all or substantially all of the assets of the
Corporation, or

               4. a reorganization of the Corporation as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986 or in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged (calculated on an as-converted to Common Stock basis), the holders of the Series A Preferred Stock, the holders of any other class or series of preferred stock hereafter created and issued and the holders of Common Stock shall be paid in cash or in securities received from the acquiring corporation or in a combination thereof, at the closing of any such transaction, amounts per share equal to the amounts per share which would be payable to such holders pursuant to Section 2 if all consideration received by the Corporation and its stockholders in connection with such event were being available distributed in a liquidation of the Corporation; provided, however, that if upon the occurrence of such event, the assets and funds thus available for distribution among the holders of the Series A Preferred Stock and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to them pursuant to Section 2 above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b)  Any securities to be delivered to stockholders pursuant to
Section 5(a) above shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability:

          1. If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing;

          2. If actively traded over-the-counter, the value shall be deemed to be the average of the midpoints of the closing bid and ask prices over the 30-day period ending three (3) days prior to the closing, and

          3. If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series A Preferred Stock; and

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              (ii)  The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or
(3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series A Preferred Stock.

              (iii) In the event of any dispute between the Corporation and the holders of Series A Preferred Stock regarding valuation issues as provided in this Section 5(b), such dispute shall be submitted to binding arbitration in accordance with the currently prevailing commercial arbitration rules of the American Arbitration Association. The decisions and awards rendered in such proceedings shall be final and conclusive and may be entered in any court having jurisdiction thereof.

          (c) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than fifteen (15) days prior to the stockholders' meeting called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes.

     6.   Amendment.  Any term relating to the Series A Preferred Stock may be
          ---------
amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least a majority of the shares of the Series A Preferred Stock then outstanding and the Corporation. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of shares of the Series A Preferred Stock.

     7.   Restrictions and Limitations.  As long as any shares of Series A
          ----------------------------
Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of not less than a majority of the total number of shares of the Series A Preferred Stock then outstanding:

          (a) amend or repeal any provision of, or add any provision to, the Company's Restated Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

          (b) authorize, create or issue shares of any class or series of stock having any preference or priority superior to any such preference or priority of the Series A Preferred Stock;

          (c) increase or decrease (other than for decreases resulting from conversion of the Series A Preferred Stock) the number of authorized shares of Series A Preferred Stock; or

          (d)  amend this Subsection 7.

     8.   No Reissuance of Preferred Stock.  No share or shares of Series A
          --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

2.9  Designation Of Rights And Preferences Of Series B Preferred Stock

     The Board of Directors of the Corporation hereby establishes a new series of preferred stock to be called "Series B Preferred Stock" consisting of 2,580,000 shares with the following rights, preferences and other terms:

     1.   Dividends.
          ---------

          (a) The Series B Preferred Stock shall rank, with respect to the payment of dividends, on a parity with the Series A Preferred Stock.

          (b) Subject to the rights of holders, if any, of shares of preferred stock then outstanding that have a right to dividends ranking equal to or superior to the rights of holders of Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive dividends, prior and in preference to any dividend on Common Stock, at the rate of $.05 per share of Series B Preferred Stock, per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares), whenever funds are legally available and when and if declared by the Board of Directors. The dividends shall be non-cumulative and non-accruing.

          (c) No dividends (other than those payable solely in Common Stock) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount set forth above per share of Series B Preferred Stock per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares) shall have been paid or declared and set apart during that fiscal year on the Series B Preferred Stock, and no dividends shall be paid on any share of Common Stock unless a dividend (including, for this purpose the amount of any dividends paid pursuant to the provisions of Subsection 1(b)) is paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each such share of Series B Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series B Preferred Stock could then be converted.

     2.   Liquidation Preference.
          ----------------------

          (a) The Series B Preferred Stock shall rank, with respect to liquidation preference, on a parity with the Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $1.12 per share then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on each such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series B Preferred Stock of the full preferential amounts due to such holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment has been made to the holders of the Series B Preferred Stock and the holders of any other class or series of preferred stock of the full amounts to which they shall be entitled as provided in subsection 2(a), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by each.

          (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2 entitled "Liquidation Preference", but shall be subject to the provisions of Section 5 hereof.

     3.   Voting Rights.
          -------------

     The holder of each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together as a single class with the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     4.   Conversion Rights.  The holders of the Series B Preferred Stock shall
          -----------------
have the conversion rights as follows:

          (a) Right to Convert: Each share of the Series B Preferred Stock shall
              ----------------
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into one fully paid and nonassessable share of Common Stock (the "Series B Conversion Rate"), subject to adjustment as hereinafter provided.

          (b)  Automatic Conversion.
               --------------------

               1.   Initial Public Offering.  Each share of Series B Preferred
                    -----------------------
Stock shall automatically be converted into shares of Common Stock at the then-effective Series B Conversion Rate immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), the aggregate proceeds to the Corporation (before deduction for underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which equal or exceed $5,000,000.

              2.   Stockholder Vote.  Each share of Series B Preferred Stock
                   ----------------
shall automatically be converted into shares of Common Stock at the then-effective Series B Conversion Rate upon the affirmative vote or written consent of holders of not less than two-thirds of the shares of Series B Preferred Stock outstanding at such time.

          (c)  Mechanics of Conversion.  Before any holder of Series B Preferred
               -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) Adjustments to Conversion Prices for Combinations or Subdivisions
              -----------------------------------------------------------------
of Common Stock.  In the event that this Corporation at any time or from time to
---------------
time after the date of the first issuance of shares of the Series B Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately and equitably decreased or increased, as appropriate.

          (e) No Impairment.  The Corporation will not, by amendment of its
              -------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

          (f) Certificates as to Adjustments.  Upon the occurrence of each
              ------------------------------
adjustment or readjustment of the Series B Conversion Rate pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Series B Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series B Preferred Stock.

          (g) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Designation.

          (h) Fractional Shares.  No fractional shares shall be issued upon the
              -----------------
conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          (i) Adjustments.  Except under the circumstances set forth in Section
              -----------
5 below (in which case this subsection (i) shall not apply), in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series B Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series B Preferred Stock.

     5.   Merger, Consolidation.
          ---------------------

          (a)  At any time, in the event of:

               1. a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

               2. any corporate reorganization in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

               3. a sale of all or substantially all of the assets of the Corporation, or

               4. a reorganization of the Corporation as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986 or in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged (calculated on an as-converted to Common Stock basis), the holders of the Series B Preferred Stock, the holders of any other class or series of preferred stock hereafter created and issued and the holders of Common Stock shall be paid in cash or in securities received from the acquiring corporation or in a combination thereof, at the closing of any such transaction, amounts per share equal to the amounts per share which would be payable to such holders pursuant to Section 2 if all consideration received by the Corporation and its stockholders in connection with such event were being distributed in a liquidation of the Corporation; provided, however, that if upon the occurrence of such event, the assets and funds thus available for distribution among the holders of the Series B Preferred Stock and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to them pursuant to Section 2 above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) Any securities to be delivered to stockholders pursuant to Section 5(a) above shall be valued as follows:

              (i) Securities not subject to investment letter or other similar restrictions on free marketability:

          1. If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing;

          2. If actively traded over-the-counter, the value shall be deemed to be the average of the midpoints of the closing bid and ask prices over the 30-day period ending three (3) days prior to the closing, and

          3. If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series B Preferred Stock; and

              (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or
(3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series B Preferred Stock.

              (iii) In the event of any dispute between the Corporation and the holders of Series B Preferred Stock regarding valuation issues as provided in this Section 5(b), such dispute shall be submitted to binding arbitration in accordance with the currently prevailing commercial arbitration rules of the American Arbitration Association. The decisions and awards rendered in such proceedings shall be final and conclusive and may be entered in any court having jurisdiction thereof.

          (c) The Corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than fifteen (15) days prior to the meeting of shareholders called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes.

     6.   Amendment.  Any term relating to the Series B Preferred Stock may be
          ---------
amended and the observance of any term relating to the Series B Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least a majority of the shares of the Series B Preferred Stock then outstanding and the Corporation. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of shares of the Series B Preferred Stock.

     7.   Restrictions and Limitations.  As long as any shares of Series B
          ----------------------------
Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of not less than a majority of the total number of shares of the Series B Preferred Stock then outstanding:

          (a) amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

          (b) authorize, create or issue shares of any class or series of stock having any preference or priority superior to any such preference or priority of the Series B Preferred Stock;

          (c) increase or decrease (other than for decreases resulting from conversion of the Series B Preferred Stock) the number of authorized shares of Series B Preferred Stock; or

          (d)  amend this Section 7.

     8.   No Reissuance of Preferred Stock.  No share or shares of Series B
          --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

2.10 Series C Preferred Stock

     The series of Preferred Stock called "Series C Preferred Stock", consisting of 10,000,000 shares, shall have the following rights, preferences and other terms:

     1.   Dividends.
          ---------

          (a) The Series C Preferred Stock shall rank, with respect to the payment of dividends, on a parity with the Series A Preferred Stock and the Series B Preferred Stock.

          (b) The holders of the Series C Preferred Stock shall be entitled to receive dividends, prior and in preference to any dividend on Common Stock, at the rate of $.10 per share of Series C Preferred Stock, per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares), whenever funds are legally available and when and if declared by the Board of Directors. The dividends shall be non-cumulative and non-accruing.

          (c) No dividends (other than those payable solely in Common Stock) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount set forth above per share of Series C Preferred Stock per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares) shall have been paid or declared and set apart during that fiscal year on the Series C Preferred Stock, and no dividends shall be paid on any share of Common Stock unless a dividend (including, for this purpose the amount of any dividends paid pursuant to the provisions of Subsection 1(b)) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series C Preferred Stock could then be converted.

     2.   Liquidation Preference.
          ----------------------

          (a) The Series C Preferred Stock shall rank, with respect to liquidation preference, on a parity with the Series A Preferred Stock and the Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $1.94 per share then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on each such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series C Preferred Stock of the full preferential amounts due to such holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment has been made to the holders of the Series C Preferred Stock and the holders of any other class or series of preferred stock of the full amounts to which they shall be entitled as provided in subsection 2(a), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Series C Preferred Stock, subject to the limitation set forth below, and Common Stock in a manner such that the amount distributed to each holder of Common Stock and Series C Preferred Stock under this Section 2(b) shall equal the amount obtained by multiplying the entire assets and funds of the corporation legally available for distribution pursuant to this Section 2(b) by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of Series C Preferred Stock then held by the holder, and the denominator of which shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Series C Preferred Stock then outstanding; provided, however that at such time as the aggregate distributions of liquidation preferences pursuant to Sections 2(a) and
(b) shall equal $5.82 per share of Series C Preferred (based on the Corporation's capital stock as constituted on the Original Issue Date (as defined in Section 4(c)(i) below) and subject to proportionate adjustment for stock splits, combinations and dividends), such holders of Series C Preferred shall not be entitled to any further distribution pursuant to this Section 2(b) with respect to shares of Series C Preferred.

          (c)  At any time, in the event of:

               1. a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

               2. any corporate reorganization in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

               3. a sale of all or substantially all of the assets of the Corporation, or

               4. a reorganization of the Corporation as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986 or in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged (calculated on an as-converted to Common Stock basis), the holders of the Series C Preferred Stock, the holders of any other class or series of preferred stock and the holders of Common Stock shall be paid in cash or in securities received from the acquiring corporation or in a combination thereof, at the closing of any such transaction, amounts per share equal to the amounts per share which would be payable to such holders pursuant to Section 2(a) and Section 2(b) if all consideration received by the Corporation and its stockholders in connection with such event were being distributed in a liquidation of the Corporation; provided, however, that if upon the occurrence of such event, the assets and funds thus available for distribution among the holders of the Series C Preferred Stock and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to them pursuant to Section 2(a), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (d)  Any securities to be delivered to stockholders pursuant to
Section 2(c) above shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability:

          1. If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing;

          2. If actively traded over-the-counter, the value shall be deemed to be the average of the midpoints of the closing bid and ask prices over the 30-day period ending three (3) days prior to the closing, and

          3. If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series C Preferred Stock; and

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or
(3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series C Preferred Stock.

               (iii) In the event of any dispute between the Corporation and the holders of Series C Preferred Stock regarding valuation issues as provided in this Section 2(d), such dispute shall be submitted to binding arbitration in accordance with the currently prevailing commercial arbitration rules of the American Arbitration Association. The decisions and awards rendered in such proceedings shall be final and conclusive and may be entered in any court having jurisdiction thereof.

          (e) The Corporation shall give each holder of record of Series C Preferred Stock written notice of such impending transaction not later than fifteen (15) days prior to the meeting of shareholders called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes.

     3.   Voting Rights.
          -------------

          (a) General.  Except as otherwise required by law or by Sections 3(b)
              -------
or 5 below, each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted pursuant to Section 4 and shall have voting rights equal to the voting rights and powers of the Common Stock, voting together as a single class, and shall be entitled to notice of any meetings of shareholders in accordance with the Bylaws of the Corporation (the "Bylaws"). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b) Board of Directors and Voting for Directors.  The number of
              -------------------------------------------
directors constituting the Board of Directors shall be as determined in accordance with the Articles of Incorporation and the Bylaws. The holders of Series C Preferred Stock, voting as a separate class, shall be entitled to nominate and elect one (1) director (the "Series C Director"). The holders of Common Stock and Preferred Stock, voting together, shall be entitled to nominate and elect all other directors (the "Other Directors"). Any vacancy on the Board of Directors occurring because of death, resignation or removal of a director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series. Except as otherwise provided above, any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall be filled by the Board of Directors in accordance with the Bylaws.

     4.   Conversion Rights.
          -----------------

          (a) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.94 by the conversion price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion price of shares of Series C Preferred (the "Series C Conversion Price") shall initially be $1.94 per share of Common Stock. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock to the public with an aggregate offering price of not less than $20,000,000 (the "Proceeds Target"). Notwithstanding the foregoing or any other provision of these Articles of Incorporation, in the event the Corporation closes a firm commitment underwritten public offering pursuant to an effective registration statement filed with the SEC under the Act which meets the Proceeds Target but is at a per share price to public which is less than $3.88 (based on the Corporation's capital stock as constituted on the Original Issue Date (as defined in Section 4(c)(i) below) and appropriately adjusted for any stock splits, stock dividends, reclassifications and like events), each share of Series C Preferred Stock shall, upon the closing of such offering, be converted into that number of shares of Common Stock which equals $3.88 (based on the Corporation's capital stock as constituted on the Original Issue Date (as defined in Section 4(c)(i) below) and appropriately adjusted for any stock splits, stock dividends, reclassifications and like events) divided by the per share price to public in such offering. In the event of the automatic conversion of the Series C Preferred Stock upon a public offering as set forth above, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

          (b) No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series C Conversion Price. Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(a), the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series C Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such vote or written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

          (i) For purposes of this Section 4(c), the following definitions shall apply:

              1)    "Options" shall mean rights, options or warrants to
                     -------
subscribe for, purchase or otherwise acquire from the Corporation either Common Stock or Convertible Securities.

              2)    "Original Issue Date" shall mean the date on which the first
                     -------------------
share of Series C Preferred Stock was issued.

              3)    "Convertible Securities" shall mean any evidence of
                     ----------------------
indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

              4)    "Additional Shares of Common" shall mean all shares of
                     ---------------------------
Common Stock issued (or, pursuant to Section 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock or Options issued or issuable:

                    a)  upon conversion of shares of Preferred Stock;

                    b) to officers, directors, employees, agents and advisors of, and independent contractors and consultants to, the Corporation pursuant to any stock option or any stock option, stock incentive compensation or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding 6,343,470 shares of Common Stock (net of any repurchase of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations;

                    c) as a dividend or distribution on Preferred Stock or any event for which adjustment is made pursuant to Section 4(c)(vi) hereof;

                    d) to persons or entities with whom the Corporation has a business relationship, including under equipment leasing arrangements, bank or other institutional loans, acquisitions of companies or product lines or other arrangements or transactions wherein the principal purpose of the issuance of such Common Stock is for non-equity financing purposes; provided, however, that such arrangements are approved by the Board of Directors of the Corporation;

                    e) pursuant to that certain Stock Purchase Warrant, dated August 7, 1998, previously issued by this Corporation; or

                    f) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common by any of the foregoing clauses a)-e) or this clause (f).

          (ii) No adjustment in the number of shares of Common Stock into which Series C Preferred Stock is convertible shall be made, by adjustment in the Series C Conversion Price in respect of the issuance of Additional Shares of Common or otherwise, unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common.

    (iii) Deemed Issuances of Additional Shares of Common.
          ------------------------------------------------

               (1) Options and Convertible Securities.  In the event that the
                   -----------------------------------
Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(c)(v) hereof) of such Additional Shares of Common would be less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

               (a) no further adjustment in the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price for Series C Preferred Stock then outstanding computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                   (i) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                   (ii) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

              (d) no readjustment pursuant to Section 4(d)(iii)(1)(b) or (c) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original adjustment date immediately prior to the original adjustment, or (ii) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

              (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause 4(d)(iii)(1)(c) above; and

              (f) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series C Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series C Conversion Price shall be adjusted pursuant to this
Section 4(d)(iii) as of the actual date of their issuance.

              (2)  Stock Dividends, Stock Distributions and Subdivisions. In the
                   -----------------------------------------------------
event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common shall be deemed to have been issued:

                   (a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                   (b) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

     If such record date shall have been fixed and such dividend shall not have been paid on the date fixed therefor, the adjustment previously made in the Series C Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series C Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the time of actual payment of such dividend.

          (iv) Adjustment of Series C Conversion Price Upon Issuance of
               --------------------------------------------------------
Additional Shares of Common.  In the event that the Corporation shall issue
---------------------------
Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii), but excluding Additional Shares of Common issued pursuant to Section 4(d)(iii)(2)), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at the Series C Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of such Additional Shares of Common so issued, provided that for the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of all outstanding vested Options, outstanding vested warrants to purchase Common Stock or outstanding, then-convertible or exercisable Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to subsection (iii) above, such Additional Shares of Common shall be deemed to be outstanding, and provided further that the Series C Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

          (v) Determination of Consideration.  For purposes of Section 4(c), the
              ------------------------------
consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) Cash and Property.  Such consideration shall:
                   -----------------

                   a. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable foraccrued interest or accrued dividends

                   b. insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                   c. in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received for such Additional Shares of Common, computed as provided in clauses a) and b) above, as determined in good faith by the Board of Directors.

               (2)  Options and Convertible Securities.  The consideration per
                    ----------------------------------
                    share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                       (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                       (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

        (vi)   Adjustments for Subdivisions, Combinations, Consolidations or
               -------------------------------------------------------------
Stock Dividends. In the event that this Corporation at any time or from time to
---------------
time after the date of the first issuance of shares of the Series C Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately and equitably decreased or increased, as appropriate.

        (vii)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

        (viii) Certificates as to Adjustments.  Upon the occurrence of each
               ------------------------------
adjustment or readjustment of the Series C Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Series C Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series C Preferred Stock.

        (ix)   Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Designation.

          (x) Adjustments.  Except under the circumstances set forth in Section
              -----------
2 (in which case this subsection (x) shall not apply), in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series C Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series C Preferred Stock.

          (xi) Notices of Record Date.  In the event that the Corporation shall
               ----------------------
propose at any time:

               (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of the Series C Preferred Stock:

     at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

     in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail or courier, postage prepaid, addressed to the holders of Series C Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     5.   Restrictions and Limitations.  As long as any shares of Series C
          ----------------------------
Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of not less than a majority of the total number of shares of the Series C Preferred Stock then outstanding:

     (a) Increase the authorized number of shares of Common Stock, Preferred Stock or any series of Preferred Stock; or

     (b) Adversely alter or change the rights, preferences or privileges of the Series C Preferred Stock; or

     (c) Create any new class or series of shares having any powers, preferences, or special rights superior to or on a parity with the Series C Preferred Stock as to dividends or assets; or

     (d) Pay or declare any dividend on any shares of Preferred Stock or Common Stock; or

     (e) Merge or consolidate with or into any other corporation or business entity, or effect any other form of corporate reorganization; or

     (f) Acquire, by means of merger, purchase of assets, reorganization, consolidation or other form of business combination transaction, any business; or

     (g) Sell, convey, or otherwise dispose of, all or substantially all of the property or business of the Corporation; or

     (h) Do any act or thing which would result in the taxation of the holders of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision), as determined in the good faith reasonable discretion of the Company; or

     (i) Increase or decrease the authorized number of directors of the Corporation to a number greater than or less than three (3).

     6.   No Reissuance of Preferred Stock.  No share or shares of Series C
          --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

2.11 Elimination of Preferred Stock Provisions Upon Conversion of Outstanding Shares

     When, as a result of the conversion of the outstanding shares of Preferred Stock into Common Stock, no shares of such Preferred Stock remain outstanding, Sections 2.8, 2.9 and 2.10 of these Articles of Incorporation shall no longer be in effect and operative.

                    ARTICLE 3.  REGISTERED OFFICE AND AGENT

     The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

                           Lawco of Washington, Inc.
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington  98101-3099

                         ARTICLE 4.  PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 5.  CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                             ARTICLE 6.  DIRECTORS

     Following an event in which all outstanding shares of Preferred Stock of this corporation convert into Common Stock (a "Full Conversion Event"), the number of Directors of this corporation shall be determined, and the Directors of this corporation shall be elected and removed from office, as provided in this Article 6.

     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Prior to the first annual election of Directors following such a Full Conversion Event, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders. At the first annual election of Directors following such a Full Conversion Event, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

     The Directors of this corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                              ARTICLE 7.  BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

              ARTICLE 8.  AMENDMENTS TO ARTICLES OF INCORPORATION

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation. Following a Full Conversion Event, the limitations on amendment of these Articles of Incorporation set forth in Section 8.1, 8.2 and 8.3 shall apply.

8.1. Supermajority Voting

     Except as provided in Section 8.2 or Section 8.3, the provisions in the Articles may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

     Article 6 ("Directors")

     Article 8 ("Amendments to Articles of Incorporation")

     Article 9 ("Limitation of Director Liability")

     Article 10 ("Indemnification")

     Article 12 ("Special Voting Requirements")

     Article 13 ("Special Meeting of Shareholders")

8.2. Majority Voting

     Notwithstanding the provisions of Section 8.1, and except as provided in
Section 8.3, an amendment or repeal of an Article identified in Section 8.1 that is approved by a majority of the Continuing Directors (as defined in Section 12.1), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

8.3. No Shareholder Vote

     Notwithstanding the provisions of Section 8.1 or 8.2 hereof, if the amendment or repeal of any Article not identified in Section 8.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 8, then no vote of the shareholders of this corporation shall be required for approval of such amendment or repeal.

                  ARTICLE 9.  LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                          ARTICLE 10.  INDEMNIFICATION

     This corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of this corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

                        ARTICLE 11.  SHAREHOLDER ACTIONS

     Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if either:

               (i) the action is taken by written consent of all shareholders entitled to vote on the action; or

               (ii) So long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

     To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the directors of this corporation or by the committee or officers to whom the board has delegated that responsibility.

                   ARTICLE 12.  SPECIAL VOTING REQUIREMENTS

     Following a Full Conversion Event, in addition to any affirmative vote required by law, by these Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 12.

12.1.  Definitions

       For the purposes of this Article 12:

       (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

       (b) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on November 1, 1999 or who is elected to the Board of Directors after November 1, 1999 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

       (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

12.2.  Vote Required for Business Combinations

       12.2.1.Supermajority Vote

       Except as provided in subsections 12.2.2 and 12.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock required by the provisions of the Washington Business Corporation Act, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

       12.2.2.Majority Vote

       Notwithstanding subsection 12.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 12, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

       12.2.3.No Shareholder Vote

       Notwithstanding subsection 12.2.1 or 12.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 12, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

                 ARTICLE 13.  SPECIAL MEETING OF SHAREHOLDERS

       Following a Full Conversion Event, special meetings of shareholders shall be called in the manner set forth in this Article 13.

     The Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation, no later than twenty (20) days prior to the date of such meeting, one or more written demands for such meeting describing the purpose or purposes for which it is to be held.

             ARTICLE 14.  RESTATEMENT OF ARTICLES OF INCORPORATION

     Following a Full Conversion Event, the Board of Directors may, at its discretion and without a vote of the shareholders of this corporation, cause the elimination of the provisions of these Articles of Incorporation which are no longer operative and in effect by reason of such Full Conversion Event, including, without limitation, Sections 2.8, 2.9 and 2.10, and make such clerical amendments as are appropriate to effectuate any amendments to the provisions of these Articles of Incorporation that become effective upon such Full Conversion Event, by providing for the filing of restated articles of incorporation setting forth the provisions of these Articles, as they may be amended, which remain in effect and operative.

     Dated:  January 18, 2000



                                AVENUE A, INC.

                                /s/ ROBERT M. LITTAUER
                                ----------------------
                                Robert M. Littauer
                                Vice President, Finance & Administration,
                                and Secretary